UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

January 18, 2005
Date of Report (Date of earliest event reported)

DYNATRONICS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Utah	0-12697	87-0398434
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7030 Park Centre Drive
Salt Lake City, Utah 84121

(Address of Principal Executive Offices)
____________________

(801) 568-7000
(Registrant’s telephone number, including area code)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 425 under the Exchange Act (17 CFR 240.14.a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On January 21, 2005, Dynatronics Corporation (the “Company”) announced the election of Kelvyn H. Cullimore, Jr. as Chairman of the Company’s Board of Directors. Mr. Cullimore, Jr. filled the vacancy created by the previously announced leave of absence of his father, Kelvyn H. Cullimore, who did not stand for re-election to the board at the Company’s annual meeting of shareholders. Mr. Cullimore (Sr.) will begin his 18-month leave of absence on January 31, 2005. In addition to serving as the new Chairman, Kelvyn H. Cullimore, Jr. will continue to serve as President and Chief Executive Officer of the Company, positions he has held since 1992.

In addition, on January 21, 2005, the Company announced the appointment of Terry M. Atkinson as Chief Financial Officer of the Company effective January 18, 2005. Prior to Mr. Atkinson’s appointment as Chief Financial Officer of the Company, Mr. Atkinson served as the Company’s controller since 1994, and prior to that served as controller of Doxy-Hatch Medical Center and Southern American Insurance Company. Mr. Atkinson is 51 years old.

There are no familial relationships between Mr. Atkinson and any other director or executive officer of the Company. Since the beginning of the Company’s last fiscal year, there have been no transactions, or series of transactions, between Mr. Atkinson or any member of his immediate family and the Company in which the amount involved exceeded $60,000 and Mr. Atkinson or his immediate family have, or will have, a direct or indirect material interest.

A copy of the press release issued by the Company on January 21, 2005 announcing the election of Mr. Cullimore as Chairman of the Board and Mr. Atkinson as Chief Financial Officer is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number	Description

99.1	Dynatronics Corporation Press Release dated January 21, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNATRONICS CORPORATION

Date: January 21, 2005
/s/ Terry M. Atkinson
Terry M. Atkinson
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Dynatronics Corporation Press Release dated January 21, 2005.